Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

TRX NAMES DAVID CATHCART PRESIDENT AND CHIEF EXECUTIVE OFFICER TO SUCCEED

SHANE HAMMOND

Cathcart’s Progression Emphasizes Focus on Data Intelligence Growth Strategy

ATLANTA – DECEMBER 11, 2012 –TRX, Inc. (www.trx.com) (OTCQB: TRXI), a global leader in travel data and technology, today named Chief Financial Officer David D. Cathcart as President and Chief Executive Officer. Mr. Cathcart replaces H. Shane Hammond who, on November 15, 2012, provided notice of his intention to resign as President and Chief Executive Officer of TRX. Trip Davis remains non-executive Chairman of the Board. Mr. Hammond will remain with TRX through December 31, 2012 to assist with the transition of his responsibilities to Mr. Cathcart.

“Dave will be great as CEO. We’ve worked together for the past eight years, and this is the logical next step for him,” said Mr. Hammond, former CEO of TRX. “Dave also inherits a formidable executive team that will continue to deliver for TRX just as they have in my four years in the CEO role.”

An eight year veteran at TRX, Mr. Cathcart has held a series of leadership positions of increasing responsibility in finance, treasury, accounting, tax, client relationship management, consulting, and operations. Mr. Hammond moved Mr. Cathcart into a dual finance and data intelligence operations role eighteen months ago as a means to develop further strength in the primary growth area of the business. Mr. Cathcart joined TRX in 2004 as Controller, and prior to that time, he was a Division Controller for General Electric.

“Shane and I have worked together very closely for a number of years,” said Cathcart. “We have a superb and tenured team at TRX, and we will not miss a beat when it comes to serving our clients each day. Our focus looking to 2013 is to further strengthen our industry-leading offerings for the benefit of our clients, employees, and our shareholders. I appreciate the trust placed with me by our Board, by our people, and by our clients.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

ABOUT TRX, Inc.

TRX, Inc. (OTCQB: TRXI) is a global leader in data, software and solutions, primarily in the travel industry. TRX solutions help the world’s top travel agencies, governments and corporations save money and increase efficiency. TRX technology adds visibility and value to travel programs through data intelligence, process automation, outsourcing, and a host of related software and mobile solutions. For more information on TRX products and services, visit www.trx.com or call 404.929.6100.

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Media Contacts:

Heather Scarpero Director of Marketing Heather.Scarpero@trx.com 1+(404)929-5202 Alicia Burroughs Corporate Communications & PR Manager Alicia.Burroughs@trx.com 1+(404)417.7480